UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2010

CAREPAYMENT TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5300 Meadows Rd., Suite 400, Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

(503) 419-3564
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of July 30, 2010, CarePayment Technologies, Inc., an Oregon corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with CPYT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"); Vitality Financial, Inc., a Delaware corporation ("Vitality"); each stockholder of Vitality; and Aleem Choudhry as the representative of the stockholders of Vitality.  Pursuant to the Merger Agreement, Merger Sub merged with and into Vitality (the "Merger"), with Vitality continuing as the surviving corporation and a wholly-owned subsidiary of the Company.

Under the terms of the Merger Agreement, the stockholders of Vitality received, collectively, 97,500 shares of Series E Convertible Preferred Stock of the Company (the "Merger Consideration") in consideration for the Merger.  The shares of common stock of Merger Sub automatically converted into shares of common stock of Vitality, resulting in the Company owning all of the issued and outstanding capital stock of Vitality.

The parties made customary representations and warranties in the Merger Agreement.  In addition, Vitality's stockholders agreed to indemnify the Company and other related parties against, and hold them harmless from, any damages they incurred as a result of, among other things, any inaccuracy or breach of Vitality's or its stockholders' representations and warranties in the Merger Agreement or the breach of any of the covenants made by Vitality in the Merger Agreement.

The Merger Agreement also contains non-competition and non-solicitation clauses pursuant to which two key stockholders of Vitality, George Joseph Siedel and Christopher Chen (each, an "Executive" and, collectively, the "Executives"), agreed not to compete with the Company or to solicit the Company's clients or employees for a 3 year period beginning on the effective date of the Merger.

The above description is qualified in its entirety by the actual language of the Merger Agreement, a copy of which is attached as an exhibit to this Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As disclosed in Item 1.01 above, the Company entered into a Merger Agreement on July 30, 2010 pursuant to which the Company acquired Vitality.  As consideration for the Merger, the Company issued 97,500 shares of its Series E Convertible Preferred Stock to Vitality's stockholders.  Vitality, headquartered in San Francisco, California, provides advanced payment and receivables management to medical providers and patients nationwide.  The acquisition was accomplished by the merger of a subsidiary of the Company with and into Vitality, with Vitality being the surviving corporation and a wholly-owned subsidiary of the Company.

See Item 1.01 of this Form 8-K for additional information regarding the Company's acquisition of Vitality.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement described in Item 1.01 above, on July 30, 2010, the Company issued 97,500 shares of its Series E Convertible Preferred Stock to the stockholders of Vitality as consideration for the Company's acquisition of Vitality.  The shares of Series E Convertible Preferred Stock were issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act, including Regulation D thereunder.

At any time after 18 months from the date of issuance, each share of Series E Convertible Preferred Stock is convertible, at the option of the holder of such share, into that number of fully paid and nonassessable shares of Class A Common Stock of the Company as is determined by dividing the amount of $10.00 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series E Convertible Preferred Stock) by the Conversion Price (defined in the following sentence) applicable to such share in effect on the date the certificate representing such share is surrendered for conversion (the resulting quotient is referred to as the "Series E Conversion Rate").  The Conversion Price per share of Series E Convertible Preferred Stock is 80% of the volume weighted average price of the Class A Common Stock; provided, however, that in no event will the Conversion Price be less than $1.00 per share.

Additionally, each share of Series E Convertible Preferred Stock will, immediately after the close of the business day that is 36 months after the date of issuance, automatically convert into shares of Class A Common Stock at the Series E Conversion Rate then in effect.

Item 3.03.  Material Modification to Rights of Security Holders.

On July 29, 2010, the Company amended its Amended and Restated Articles of Incorporation, as amended, by filing a Second Amended and Restated Certificate of Designation with the Oregon Secretary of State designating 250,000 shares of its Preferred Stock as Series E Convertible Preferred Stock.  The Company issued 97,500 of the 250,000 shares designated as Series E Convertible Preferred Stock on July 30, 2010 in connection with the Merger Agreement described in Item 1.01 above.

The rights of the holders of the Company's Class A Common Stock and Class B Common Stock may be materially limited by the issuance of the Series E Convertible Preferred Stock because the holders of the Series E Convertible Preferred Stock have superior liquidation preference over the holders of Class A and Class B Common Stock in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary.  In any such event, the assets of the Company would be distributed in the following order:

•
First, to the holders of the Series D Convertible Preferred Stock and Series E Convertible Preferred Stock until they have received an amount equal to $10.00 per share (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series D or Series E Convertible Preferred Stock then held by them, plus cumulative unpaid dividends from the original issuance date of such share of Series D or Series E Convertible Preferred Stock.  If, upon occurrence of such event, the assets and funds thus distributed among the holders of the Series D Convertible Preferred Stock and the Series E Convertible Preferred Stock shall be insufficient to permit full payment of $10.00 per share, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series D Convertible Preferred Stock and the Series E Convertible Preferred Stock, pari passu, in proportion to the preferential amount each holder is otherwise entitled to receive.

•	Second, any remaining assets of the Company would be distributed pro rata to the holders of Class A Common Stock and Class B Common Stock.

The above description is qualified in its entirety by the actual language of the Second Amended and Restated Certificate of Designation, a copy of which is attached as an exhibit to this Form 8-K.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, CP Technologies LLC, an Oregon limited liability company that is 99 percent owned by the Company (the "Subsidiary"), entered into an employment agreement with each of the Executives.  The employment agreements have an indefinite term and provide for employment of the Executives on an at-will basis.

Pursuant to the terms of their respective employment agreements, the Executives will receive an annual base salary of $250,000, medical and dental benefits, paid time off and reimbursement of business expenses, and will be entitled to participate in the Subsidiary's 401(k) plan.  As further consideration for their services, each Executive is eligible to receive discretionary incentive compensation each year based upon the results of the financial operations of the Subsidiary and the Executive achieving individual performance objectives.  In addition, upon execution of the employment agreement, the Company granted each Executive a nonstatutory option to purchase 55,460 shares of the Company's Class A Common Stock at an exercise price of $0.14 per share.  Each option has a ten year term and vests over a three year period, unless a control transfer (as defined in the employment agreements) occurs, in which event the options will immediately vest and become exercisable.

The employment agreements contain non-solicitation clauses pursuant to which the Executives agree not to solicit any clients or employees of the Subsidiary or its affiliates for a period of 24 months following termination of employment.

If an Executive is terminated without cause (as defined in the employment agreement) the Executive shall be entitled to receive continuation of base salary payments and health insurance benefits for 12 months following the effective date of termination.  The continuation of base salary payments will be made as follows:  (a) 50% of base salary if the Executive has less than 1 year of service, and (b) 100% of base salary if the Executive has more than 1 full year of service.

If an Executive is terminated due to a control transfer, the Executive is entitled to continue receiving base salary payments (at the rate then in effect) and health insurance benefits for the period of time following the effective date of termination equal to 12 months plus an additional month for every year of service, up to a maximum of 24 months.

The Executive is entitled to receive any earned or accrued incentive compensation for the period in which termination occurs, prorated through the effective date of termination, in the event that the Executive is terminated without cause, if the Executive terminates for good reason or if employment is terminated due to a control transfer or the Executive's death or total disability.  The Executive is not entitled to receive incentive compensation for the fiscal year in which termination occurs if the Executive is terminated for cause, or if the Executive terminates voluntarily without good reason.

Upon termination of the Executive's employment for any reason, the Company may require that he take a period of "garden leave," during which the Executive will continue to receive his base salary and health insurance benefits, but will be prohibited from commencing employment with a new company.  The garden period runs from the effective date of termination and continues for 6 months or less, as determined by the Company.

The above description is qualified in its entirety by the actual language of the employment agreements, copies of which are attached as exhibits to this Form 8-K.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2010, the Company amended its Amended and Restated Articles of Incorporation, as amended, by filing a Second Amended and Restated Certificate of Designation with the Oregon Secretary of State designating 250,000 shares of its Preferred Stock as Series E Convertible Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(a)
Financial Statements of Business Acquired.  The Company will file the financial statements required by this item in regards to the matters in Item 2.01 of this Form 8-K not later than 71 calendar days after the initial report on Form 8-K was required to be filed.

(b)
Pro Forma Financial Information.  The Company will file the pro forma financial information statements required by this item in regards to the matters in Item 2.01 of this Form 8-K not later than 71 days after the initial report on Form 8-K was required to be filed.

(d)	Exhibits. The following documents are filed as exhibits to this Form 8-K.

3.1
Articles of Amendment, effective July 29, 2010, to the Amended and Restated Articles of Incorporation of CarePayment Technologies, Inc. relating to the Second Amended and Restated Certificate of Designation of Series D Convertible Preferred Stock and Series E Convertible Preferred Stock.

10.1
Agreement and Plan of Merger dated July 30, 2010, among CarePayment Technologies, Inc., CPYT Acquisition Corp., Vitality Financial, Inc., the stockholders of Vitality Financial, Inc. and Aleem Choudhry as representative of the stockholders of Vitality Financial, Inc.

10.2*	Employment Agreement dated July 30, 2010 between George Joseph Siedel and CP Technologies LLC.

10.3*	Employment Agreement dated July 30, 2010 between Christopher Chen and CP Technologies LLC.

*  Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CarePayment Technologies, Inc.
(Registrant)

Date: August 4, 2010
/s/ James T. Quist
James T. Quist
Chief Executive Officer